UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2006

INLAND REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 18, 2006, Inland Real Estate Corporation (the “Company”) issued a press release announcing that the Company had paid a cash distribution of $0.08 per share on the outstanding shares of its common stock to common stockholders of record at the close of business on November 30, 2006.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 8.01 disclosure by reference.

On December 19, 2006, the Company issued a press release announcing that the Company has declared a cash distribution of $0.08 per share on the outstanding shares of its common stock, payable on January 17, 2007 to common stockholders of record at the close of business on January 2, 2007.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated in its entirety in this Item 8.01 disclosure by reference.

Also on December 19, 2006, the Company issued a press release announcing the acquisition of Apache Shoppes for approximately $12.3 million at closing, plus future contingent payments in the amount of approximately $1 million as currently vacant space is leased.  Apache Shoppes is a 60,780 square-foot community center located in Rochester, Minnesota.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated in its entirety in this Item 8.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A

(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release of Inland Real Estate Corporation, dated December 18, 2006
99.2	Press release of Inland Real Estate Corporation, dated December 19, 2006
99.3	Press release of Inland Real Estate Corporation, dated December 19, 2006

99

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:	/s/ Mark E. Zalatoris
Name:	Mark E. Zalatoris
Title:	Executive Vice President, Chief Operating Officer and Treasurer

Date:  December 19, 2006

EXHIBIT INDEX

Exhibit No.

Description

1.1

Press release of Inland Real Estate Corporation, dated December 18, 2006

1.2

Press release of Inland Real Estate Corporation, dated December 19, 2006

1.3

Press release of Inland Real Estate Corporation, dated December 19, 2006